SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2003

SMURFIT-STONE CONTAINER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23876	43-1531401
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	150 North Michigan Avenue Chicago, Illinois	60601
	(Address of principal executive offices)	(Zip Code)

(312) 346-6600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 7.                                                           Financial Statements and Exhibits.

(C)                                Exhibits:

99.1*                    Press Release dated February 20, 2003.

Item 9.                                                           Regulation FD Disclosure.

On February 20, 2003, Smurfit-Stone issued a press release announcing that Michael Smurfit will retire as a member and Chairman of Smurfit-Stone’s Board of Directors effective as of May 8, 2003.  The Board of Directors has elected Mr. Smurfit to serve as Chairman Emeritus upon his retirement and has appointed Patrick Moore to succeed Mr. Smurfit as Chairman. In addition, the Company announced that three other members of its Board of Directors, Howard E. Kilroy, 66, Dermot F. Smurfit, 58, and Anthony P.J. Smurfit, 39, will retire from the Board, effective May 8, 2003.  The vacancies on Smurfit-Stone’s Board of Directors created the resignations will be filled at the May 8, 2003  Annual Meeting of Stockholders of Smurfit-Stone.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

* The information furnished under Item 9 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMURFIT-STONE CONTAINER CORPORATION

Dated: February 21, 2003	By:	/s/ Craig A. Hunt
	Name:	Craig A. Hunt
	Title:	Vice President, Secretary and General Counsel

Exhibit Index

Exhibit No.	Description

99.1*	Press Release dated February 20, 2003.

* The information furnished under Item 9 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.